Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-277926 and 333-171840) and Form S-8 (No. 333-185881 and 333-230148) of ACNB Corporation of our report dated February 25, 2025, relating to the consolidated financial statements of Traditions Bancorp Inc., which appear in this Form 8-K.

/s/ BDO USA, P.C.
Philadelphia, Pennsylvania
April 4, 2025